AMENDED AND RESTATED TERM NOTE AND CREDIT AGREEMENT

                             THIS IS NOT A NOVATION

$4,676,203.00                                              Springfield, Missouri
                                                                  July ___, 2000


For value received, ITEC ATTRACTIONS, INC., a Nevada corporation, successor by merger to International Tourist Entertainment Corporation, a U.S. Virgin Islands corporation (Borrower), promises to pay to the order of BANK OF AMERICA, N.A., formerly NationsBank, N.A., formerly The Boatmen's National Bank of St. Louis, or any other Person who becomes a holder (in any case, Lender) of this Amended and Restated Term Note and Credit Agreement (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, this Note and Credit Agreement), the principal sum of $4,676,203 or so much thereof as has been advanced to Borrower as provided herein, together with interest, as follows:

         Accrued interest under this Note and Credit Agreement shall be due and payable on the first day of each month commencing August 1, 2000 and continuing through and including the Maturity Date, and on demand after the Maturity Date if any principal remains outstanding on this Note and Credit Agreement after the Maturity Date. Principal outstanding under this Note and Credit Agreement shall be due and payable in monthly installments commencing April 1, 2001, and continuing on the first day of each month thereafter until June 30, 2013 (the Maturity Date), each in the amounts described in Attachment A hereto. All outstanding principal and accrued, unpaid interest thereon is due and payable in full on the Maturity Date. Amounts repaid hereunder may not be reborrowed.

         Interest on the outstanding principal balance of this Note and Credit Agreement shall accrue at the Prime Rate plus or minus the Prime Rate Increment determined as provided herein. The Prime Rate Increment shall be determined by Lender on the date hereof and shall be re-determined annually thereafter from the following table based upon the ratio of
         (a) EBITDA to (b) Debt Service (the Debt Service Coverage Ratio) for the fiscal year then most recently ended as reflected in Borrower's Financial Statements for such fiscal year:

         If the Debt Service  Coverage  Ratio               The Prime Rate
         is:                                                Increment shall be:
         -------------------------------------              --------------------

         Greater than or equal to 2.0 to 1.0                 Minus 0.25%

         Less  than  2.0 to 1.0  and  greater                Zero
         than or equal to 1.5 to 1.0

         Less than 1.5 to 1.00                               Plus 0.25%

         The Prime Rate Increment shall remain in effect until re-determined as provided herein. Any change in the Prime Rate Increment shall become applicable on the first day following the day when Borrower delivers to Lender its Financial Statements for its fiscal year most recently ended as required herein. If Borrower does not deliver such Financial Statements to Lender within the period required herein, the highest possible Prime Rate Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.

         After maturity of this Note and Credit Agreement or, at the option of Lender, upon the occurrence of any Event of Default, all outstanding principal and, to the extent permitted by law, interest accrued under this Note and Credit Agreement, shall bear interest at the rate that would otherwise apply plus 4%.

Both principal and interest are payable in Dollars in immediately available funds to Lender at Bank of America, N.A., 2940 South Glenstone, Springfield,
Missouri 65804, or at such other address of which Lender gives notice to Borrower. Lender may debit against checking account no. 220111012388 maintained with Lender by Borrower (or any successor account to such account) the amount of each payment hereunder on the date due.

If any payment of principal or interest due on this Note and Credit Agreement is payable on a day other than a Business Day, then such payment shall be made on the next Business Day, and the amount of such payment, in such case, shall include all interest accrued to the date of actual payment; provided, however, that if the next succeeding Business Day would be in the following calendar month, such payment shall instead be due on the immediately preceding Business Day.

Borrower may prepay the principal amount of this Note and Credit Agreement without penalty or premium wholly at any time or in part from time to time. Borrower will make a prepayment on or before June 30 of each year in the amount by which Borrower's cash balance exceeded $1,000,000 as of May 31 of such year.

On the date hereof, Lender will make an advance to Borrower in the amount of $3,176,810 for the sole purpose of restructuring the existing Indebtedness of Borrower to Lender under loan number 5059710-0001. Lender will make additional advances thereafter as provided herein to finance the construction of three new theaters and additional parking related thereto and the remodeling of the restaurant area adjacent to the theaters. The date and amount of each advance hereunder and all payments from Borrower under this Note and Credit Agreement will be recorded in the records that Lender normally maintains for this type of transaction. The failure to record, or any error in recording, such payments shall not, however, affect the obligation of Borrower to make payments strictly as required under this Note and Credit Agreement. Borrower shall have the burden of proving that Lender's records are not correct.

Advances after the date hereof may be made in Lender's commercially reasonable discretion, and Lender shall have no liability to Borrower or any other Person for refusing to make any such subsequent advance. Without limiting Lender's commercially reasonable discretion to make or refuse to make subsequent advances hereunder, no advance will be made which would result in the amount outstanding hereunder exceeding the face amount of this Note and Credit Agreement, no advances will be made at any time a Default has occurred and is continuing, and no advance will be made after March 31, 2001. Lender may, however, in its absolute discretion make such advances, but shall not be obligated to make any such advances thereafter.

Borrower may request an advance at any time, but not more often than once each Business Day, by submitting a request therefor to Lender. Every request for an advance shall be irrevocable. A request for an advance received by Lender on a day that is not a Business Day or that is received by Lender after 1:00 p.m. (St. Louis time) on a Business Day shall be treated as having been received by Lender prior to 1:00 p.m. (St. Louis time) on the next Business Day. No advance will be made unless it is in an amount greater than or equal to $20,000 and unless it is a whole multiple of $5,000. Each request for an advance shall constitute a certification by Borrower that (i) there is no Default which has occurred and is continuing, and (ii) the representations and warranties herein and in the other Loan Documents are true as if made on the date of such advance.

Borrower agrees that Lender may, in its sole and absolute discretion, advance the entire unadvanced portion of this Note and Credit Agreement to Borrower on March 31, 2001.

Representations and Warranties
------------------------------

Borrower represents and warrants to Lender (and all such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every advance hereunder, and may be relied upon by Lender as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid), except as otherwise disclosed to Lender in the Disclosure Schedule attached hereto as Attachment B (the Disclosure Schedule), as follows:

         1. Borrower is a corporation duly organized and validly existing in the state of its organization, and is qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be so qualified, except where the failure to so qualify will not have a Material Adverse Effect. Borrower has the power and authority to own its properties and carry on its business as now being conducted.

         2. The execution and delivery of this Note and Credit Agreement has been duly authorized by proper corporate proceedings and constitutes the valid and binding obligation of Borrower. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Note and Credit Agreement, except for those already duly obtained.

         3. This Note and Credit Agreement has been executed on behalf of Borrower by a Person duly authorized to do so.

         4. This Note and Credit Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

         5. The execution, delivery, and performance of this Note and Credit Agreement will not violate, conflict with or constitute a default under any law, rule, regulation, order, judgment, organizational documents, indenture, instrument, or agreement by which Borrower is bound.

         6. Borrower is not a party to or bound by any Contract nor is subject to any provision in the Charter Documents of Borrower which would, if performed by Borrower, result in a Default or Event of Default either immediately or within the reasonably foreseeable future.

         7. There is no pending or, to Borrower's knowledge, threatened union organization or recognition effort, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting Borrower or its employees which has had or is reasonably likely to have a Material Adverse Effect.

         8. There are no pending or threatened Material Proceedings involving Borrower. None of the operations of Borrower are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Law. None of the operations of Borrower are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably likely to have a Material Adverse Effect.

         9. All Material Licenses have been obtained or exist for Borrower.

         10. Other than in the ordinary course of business and in accordance with all applicable Laws, Borrower has not and to the best of Borrower's knowledge, no other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Materials on the surface, below the surface, or within the boundaries of any real property owned or operated by Borrower or any improvements thereon. Borrower has no knowledge of any Hazardous Materials on the surface, below the surface, or within the boundaries of any real property owned or operated by Borrower or any improvements thereon, except such Hazardous Materials as may be located on such real property in the ordinary course of business and in accordance with all applicable Laws. No property of Borrower is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill of release of Hazardous Materials into the environment.

         11. There is no litigation or proceeding pending or, to Borrower's knowledge, threatened against or affecting Borrower or any circumstance existing which would in any manner adversely affect the enforceability of this Note and Credit Agreement or the ability of Borrower to perform its obligations under this Note and Credit Agreement.

         12. Borrower is in compliance with all applicable statutes, rules, regulations, orders, judgments and decrees of Governmental Authorities which, if enforced, may have a Material Adverse Effect on Borrower.

         13. Borrower has no Affiliates who are not individuals and has no Subsidiaries.

         14. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). None of the transactions contemplated by this Note and Credit Agreement will violate Regulations T, U or X of the FRB.

         15. The financial statements of Borrower as of March 31, 2000, as delivered to Lender by Borrower are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of Borrower as of the date and for the periods stated therein.

         16. Since March 31, 2000, nothing has occurred which has had or is reasonably likely to have a Material Adverse Effect.

         17. Borrower has no Indebtedness except Permitted Indebtedness.

         18. Borrower has no Indirect Obligations.

         19. Borrower has no Investments other than loans to employees in an aggregate amount not exceeding $25,000 outstanding at any time.

         20. All Pension Benefit Plans maintained by Borrower or an ERISA Affiliate of Borrower qualify under Section 401 of the Code and are in compliance with the provisions of ERISA.

         21. Neither Borrower nor any ERISA Affiliate of Borrower maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, is reasonably likely to have a Material Adverse Effect. Borrower and each ERISA Affiliate of Borrower has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

         22. Neither Borrower nor any ERISA Affiliate of Borrower has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death), including obligations under COBRA, which if enforced or collected, is reasonably likely to have a Material Adverse Effect.

         23. Borrower has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of the Financial Statements. There are no Security Interests on any of the property purported to be owned by Borrower, including the Collateral, except Permitted Security Interests. Each tangible item of Collateral which is personal property purported to be owned by Borrower shall be in good operating condition and repair and suitable for the use to which it is customarily put by its owner.

         24. No information, certification or report submitted to Lender by Borrower pursuant to this Note and Credit Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not misleading.

         25. No default, or event which with the giving of notice or lapse of time or both would be a default exists under this Note and Credit Agreement or any other agreement or instrument to which Borrower is a party or an obligor.

         26. Borrower has filed all required federal and local tax returns and paid all taxes due pursuant to said returns except for those taxes being contested in good faith and for which adequate reserves have been provided.

         27. Except as described in the Disclosure Schedule: (a) Borrower has not used any name other than the full name which identifies Borrower in this Note and Credit Agreement; and (b) the only trade name or style under which Borrower sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies Borrower in this Note and Credit Agreement. Borrower's chief executive office is located at 3562 Shepherd of the Hills Expressway, Branson, Missouri, and Borrower has no other places of business, and has no books and records or other property located at any other location.

Covenants
---------

Borrower covenants and agrees that, until all outstanding principal and accrued interest on this Note and Credit Agreement are fully and indefeasibly paid, Borrower shall do, cause to be done, or refrain from doing, and shall cause each of its Subsidiaries, if any, to do or refrain from doing, to the same extent as if such Subsidiary were Borrower, the following without the prior written consent of Lender:

         1. Borrower shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

         2. Borrower shall obtain and maintain all Material Licenses for Borrower.

         3. Borrower shall use the proceeds advanced pursuant to this Note and Credit Agreement solely for restructuring existing Indebtedness of Borrower to Lender and for the construction of three new theaters and additional parking related thereto and the remodeling of the restaurant area adjacent to the theaters.

         4. Borrower shall pay to Lender, on the date of the initial advance hereunder, a non-refundable commitment fee of $15,000.

         5. Borrower shall pay or reimburse to Lender, within 30 days of the presentation of an invoice all of Lender's reasonable out-of-pocket costs incurred in connection with Lender's due diligence review before making the loan evidenced by this Note and Credit Agreement and in connection with the negotiation and preparation of this Note and Credit Agreement and the Loan Documents and the closing of the transactions contemplated hereby. Borrower further agrees to pay or reimburse to Lender all of Lender's reasonable out-of-pocket costs, without limit, incurred in connection with (i) amendments of this Note and Credit Agreement and the Loan Documents, and (ii) the enforcement of Lender's rights and remedies under this Note and Credit Agreement and the Loan Documents after an Event of Default, and (iii) any waiver, consent or forbearance with respect to any Default or Event of Default. Lender's out-of-pocket costs include all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and Borrower, including proceedings under the Federal Bankruptcy Code.

         6. Borrower shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of Borrower. Borrower shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of Borrower.

         7. Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due, all Taxes lawfully assessed or imposed upon it, and all Taxes lawfully assessed upon any of its property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that Borrower may diligently contest in good faith by appropriate proceedings the validity of any such Taxes if Borrower has established adequate reserves therefor in conformity with GAAP on the books of Borrower, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

         8. Borrower shall comply with all Material Laws.

         9. Borrower shall, promptly upon Borrower obtaining knowledge or notice thereof, give written notice in reasonable detail to Lender of (i) any Default or Event of Default; (ii) the commencement of any Material Proceeding or any litigation with an amount in controversy of greater than $100,000; and (iii) any loss of or damage to any material part of the other assets of Borrower or the commencement of any proceeding for the condemnation or other taking of any material part of the assets of Borrower, if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect.

         10. Borrower shall deliver written notice to Lender of any change in the name, state of organization, or form of organization of Borrower, or the trade names or styles under which a Borrower conducts business, at least 30 days prior to such change. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any event that has or is reasonably likely to have a Material Adverse Effect and of any potential or contingent liability in excess of $100,000.

         11. Borrower shall maintain a system of accounting from which Financial Statements may be prepared in accordance with GAAP.

         12. Borrower shall deliver to Lender:

             a. Within 120 days after the close of each fiscal year of Borrower, year-end consolidated and consolidating financial statements of Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows, statement of changes in shareholders' equity and an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender, and in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

             b. Within 90 days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating financial statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end Financial Statements, in each case containing a balance sheet, income statement and statement of cash flows.

         13. Each Compliance Certificate shall be in the form of Attachment C hereto, shall contain detailed calculations of the compliance or non-compliance by Borrower with its financial covenants herein for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein),
         (ii) all of the representations and warranties in the Note and Credit Agreement and the other Loan Documents are true and correct as of the date such certification is given as if made on such date (and each such representation and warranty shall be deemed to be made on such date regardless of whether such certification is given), and (iii) there is no existing Default or Event of Default. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

         14. Borrower shall also deliver to Lender such additional information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Lender may, from time to time, reasonably request.

         15. Borrower shall permit Lender or Persons authorized by and acting on behalf of Lender, at any time and from time to time during normal business hours and upon reasonable notice to Borrower, to audit the books and records of Borrower, and in the course thereof may make copies or abstracts of such books and records, and to inspect the

         Collateral. Borrower shall cooperate with Lender and such Persons in the conduct of such audits and inspections and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. Lender shall perform no more than one such audit in each fiscal year, unless a Default or Event of Default has occurred that has not been cured or waived, in which case such audits may be conducted as often as Lender chooses. Borrower shall reimburse Lender for Lender's reasonable out-of-pocket costs of such audits and inspections if a Default or Event of Default has occurred and is continuing at the time such audit or inspection is initiated or if such audit or inspection reveals that a Default or Event of Default has occurred .

         16. Borrower shall permit Lender and Persons authorized by Lender to discuss the accounts, affairs, finances, books and records of Borrower with its accountants, officers and employees as often as Lender may reasonably request, and Borrower shall direct such accountants, officers and employees to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform obligations under this Note and Credit Agreement. Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances that are designated by Borrower in writing as confidential or that Borrower has advised Lender in writing constitutes non-public information. Lender may, however, disclose such information to any participants in its rights and obligations under this Note and Credit Agreement and its and their respective officers, attorneys, auditors, accountants, examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of this Note and Credit Agreement, but Lender shall advise such persons that such information is to be treated as confidential. Lender may also disclose such information to the extent required by Law or a Governmental Authority. Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under this Note and Credit Agreement to the extent that Lender's counsel advises in writing that such disclosure is reasonably necessary. Lender's non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Lender.

         17. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time request to carry out the terms and conditions of this Note and Credit Agreement.

         18. Borrower shall not create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following (the Permitted Indebtedness):

             a. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

             b. Indebtedness secured by Permitted Security Interests other than Permitted Security Interests described in covenant 20 (g).

             c. Indebtedness to Lender.

             d. Indebtedness existing on the date hereof and disclosed in the Disclosure Schedule.

             e. Indebtedness for borrowed money not otherwise described above, in an aggregate amount not to exceed $100,000.

         19. Borrower shall not create, incur, assume or allow to exist any Indirect Obligations.

         20. Borrower shall not create, incur, assume or allow to exist any Security Interest upon any property of Borrower, now owned or hereafter acquired, except the following (the Permitted Security Interests):

             a. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

             b. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

             c. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

             d. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

             e. Security Interests of customers of Borrower in items of Inventory for the manufacture of which such customers have paid deposits to Borrower, to the extent such Security Interests secure the repayment of such deposits.

             f. Security Interests in favor of Lender.

             g. Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the date hereof in an aggregate principal amount outstanding at any one time that does not exceed $50,000.

             h. Security Interests existing on the date hereof and disclosed in the Disclosure Schedule.

         21. Borrower shall not make any Investments.

         22. Borrower shall not merge or consolidate with or into another Person, acquire an ownership interest in any other Person, acquire all or substantially all of the assets of any other Person, or cause or permit Paul Bluto, his spouse, and his estate to control, in the aggregate, securities representing less than 60% of the voting power of Borrower's outstanding securities having the power to vote.

         23. Borrower shall not organize, create or acquire any Subsidiary.

         24. Borrower shall not make any change in its capital structure which has or could have a Material Adverse Effect; or create any new class of stock or membership interest, issue any stock or membership interest, or issue any other equity securities, or non-equity securities that are convertible into equity securities.

         25. Borrower shall not engage in any business other than substantially as conducted on the date hereof or as contemplated herein.

         26. Borrower shall not enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate. If there is no existing Default or Event of Default, however, Borrower may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

         27. Borrower shall not enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or in a reasonably foreseeable time.

         28. Borrower shall not change its fiscal year.

         29. Borrower shall not, directly or indirectly, declare or make, or incur any liability to make, any Distribution without the prior written consent of Lender. For purposes of this Section, a Distribution means and includes (i) any cash dividend, (ii) any purchase or redemption of any outstanding stock, (iii) any retirement or prepayment of outstanding debt securities before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder other than loans to employees in an aggregate amount not exceeding $25,000 outstanding at any time.

         30. Borrower shall not enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

         31. The ratio of Borrower's (i) EBITDA to (ii) Debt Service, calculated at the end of each fiscal year of Borrower, shall not be less than 1.20 to 1.00.

         32. Borrower shall not make Capital Expenditures in excess of $75,000 in the aggregate in any fiscal year.

         33. Borrower shall not amend the Ground Leases.

         34. Borrower shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least A by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of Borrower in such manner and to such extent and covering such risks as such properties are usually insured. Borrower shall at all times carry insurance, in insurance companies having a rating of at least A by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation Laws) and covering all other liabilities common to Borrower's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of Borrower. All policies of liability insurance maintained hereunder shall name Lender as an additional insured. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish to Lender updated evidence of insurance (in the form required as a condition to Lender's lending hereunder) for such insurance.

         35. Borrower shall not sell, transfer, exchange, lease, or otherwise dispose of any of its assets except obsolete or unusable equipment in the ordinary course of business.

Events of Default
-----------------

The occurrence of any of the following shall constitute an Event of Default under this Note and Credit Agreement (and for purposes of each of the Events of Default listed below, the term Borrower is defined to include Borrower, any Subsidiary of Borrower, or any Guarantor of the Loan Obligations, and an Event of Default will occur if any of the listed Events of Default occur with respect to Borrower, any Subsidiary of Borrower, or any Guarantor of the Loan
Obligation, to the same extent as if such Subsidiary or Guarantor were Borrower):

         1. Failure by Borrower to make any payment of principal or interest under this Note and Credit Agreement, or with respect to any of the Loan Obligations, when such payment is due.

         2. Failure of Borrower to make any payment due on any Indebtedness or other obligation of Borrower to any affiliate or subsidiary of Bank of America Corporation which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness; or failure of Borrower to make any payment aggregating $5,000 or more due on Indebtedness of Borrower to any Person other than an affiliate or subsidiary of Bank of America Corporation or to a trade creditor or customer of Borrower, in either case which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

         3. Any obligation of Borrower for the payment of borrowed money in an amount over $10,000 becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by Borrower.

         4. Any representation or warranty made by Borrower in this Note and Credit Agreement or any statement or representation made in any certificate, report, opinion or other document (including any Loan Document) delivered to Lender by Borrower is discovered to have been false in any material respect when made.

         5. Failure of Borrower to comply with any term, condition, agreement, or covenant applicable to Borrower herein or in the Loan Documents. Notwithstanding the foregoing sentence, a failure to comply with covenants 2, 6, 7, or 8 of this Note and Credit Agreement shall not constitute an Event of Default if such failure is remedied or waived in writing by Lender within 20 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Lender's reasonable determination, be cured by Borrower during such 20 day period.

         6. An individual Guarantor of the Loan Obligations, if any, dies, or any Guarantor of the Loan Obligations denies any further liability under its guaranty, or any guaranty of the Loan Obligations becomes or is asserted to be unenforceable or void, or there is a default under any guaranty of the Loan Obligations.

         7. The occurrence of a material adverse change in the financial condition, operations, assets, or prospects of Borrower.

         8. The occurrence of any default or event of default under any Material Agreement to which Borrower is a party which continues unwaived beyond any applicable grace period provided therein; provided, however, that such default or event of default will not constitute an Event of Default hereunder if Borrower is diligently contesting it in good faith by appropriate proceedings, has established adequate reserves therefor in conformity with GAAP on the books of Borrower, and no Security Interest in the property of Borrower, other than a Permitted Security Interest, results therefrom.

         9. Borrower (i) fails to pay, or admits in writing its inability to pay, its debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 45 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 45 days; or (vi) takes any action to authorize any of the foregoing.

         10. Any one or more judgments or orders is entered against Borrower or any attachment or other levy is made against the property of Borrower with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the advance date) in excess of $150,000, is not satisfied within 30 days after becoming final and non-appealable, or if timely appealed, within 30 days after such appeal is filed if such judgment is not fully bonded and collection thereof stayed pending the appeal.

         11. Any termination by the PBGC of a Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or to liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower; or any event which constitutes grounds either for the termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower has occurred and is continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject Borrower or any ERISA Affiliate of Borrower to a liability in excess of $150,000.

         12. Any substantial part of the property of Borrower is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect.

         13. Borrower files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any action in furtherance thereof.

         14. Any default by Borrower occurs under the Ground Leases which is not cured within the applicable cure period therein, if any.

         15. For any reason other than the failure of Lender to take any action available to it to maintain perfection of the Security Interests created in favor of Lender pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid.

Any Event of Default under this Note and Credit Agreement will constitute an event of default under any other agreement of Borrower with Lender and under any evidence of Indebtedness of Borrower held by Lender, whether or not such is an event of default specified therein.

Upon an Event of Default described in paragraph 9 above, or upon the sale, assignment, transfer or conveyance of all or any part of the Collateral comprised of real property or any interest therein without the prior written consent of Lender, all outstanding principal and accrued interest under this Note will become immediately due and payable without notice or demand by Lender, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default as described in this Note and Credit Agreement, all outstanding principal and accrued interest under this Note and Credit Agreement shall, at the option of Lender, become immediately due and payable. Upon an Event of Default as described in this Note and Credit Agreement, Lender may exercise all of its rights under the Loan Documents and at law and equity, including its rights with respect to the Collateral.

Lender may apply and reverse and reapply, payments and proceeds of the Collateral in such order and manner as Lender determines in its absolute discretion. Borrower hereby irrevocably waive the right to direct the application of payments and proceeds of the Collateral.

General
-------

All of the Loan Obligations are hereby cross-collateralized. Any property of Borrower in which Lender has a Security Interest to secure the repayment of any of the Loan Obligations is deemed to secure the repayment of each of the other Loan Obligations, whether or not the Loan Documents giving rise to such Security Interest so provides. At the request of Lender, Borrower agrees to execute and deliver to Lender, or cause to be executed and delivered to Lender, such documents and agreements (including without limitation amendments to existing Loan Documents), and shall take or cause to be taken such actions as Lender deems necessary to carry out the intent of this paragraph.

Demand for payment, presentment, protest, notice of protest and nonpayment, notice of dishonor, and all other notices and demands under this Note and Credit Agreement and any and all lack of diligence in the enforcement of this Note and Credit Agreement are hereby waived by all who are or shall become parties to this Note and Credit Agreement and the same hereby assent to each and every extension or postponement of the time of payment, before or after maturity of this Note and Credit Agreement, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note and Credit Agreement further waives any defenses which such party may have based on suretyship or impairment of collateral with respect to this Note and Credit Agreement.

No amendment to or waiver of any provision of this Note and Credit Agreement nor consent to any departure by Borrower from the requirements imposed on Borrower in this Note and Credit Agreement, shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege under this Note and Credit Agreement or law shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any such right, remedy, power or privilege preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Every right granted to Lender in this Note and Credit Agreement or in any of the other Loan Documents or allowed to it by law shall be deemed cumulative and may be exercised concurrently or consecutively at the option of Lender from time to time.

All notices, consents, requests and demands to or upon Borrower and Lender shall be in writing and shall be deemed to have been given or made when delivered in person to those persons listed on the signature page hereof, or two days after being deposited in the United States mail, postage prepaid, registered or certified (return receipt requested), or in the case of telegraphic notice or an overnight courier service, one day after delivery to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent and verification is received, in each case addressed to the address of the intended recipient listed below, or such other address as either party may designate by notice to the other:

         If to Lender:

         Bank of America, N.A.
         2940 South Glenstone
         Springfield, Missouri 65804
         Attention: Mr. Steven Fox
         Fax No. (417) 227-6159

         If to Borrower:

         3562 Shepherd of the Hills Expressway
         Branson, Missouri 65616
         Attention: Mr. Paul Rasmussen
         Fax No. (417) 336-5348

This Note and Credit Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns, including all holders of this Note and Credit Agreement.

This Note and Credit Agreement and the rights and obligations of the parties under this Note and Credit Agreement shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws provisions.

Lender may assign or sell participations in all or a portion of Lender's rights under this Note and Credit Agreement to any other Person.

This Note and Credit Agreement is secured by, among other things, that certain Future Advance and Future Obligation Leasehold Deed of Trust dated July 30, 1993, that certain Leasehold Deed of Trust, Assignment of Rents and Leases and Security Agreement dated March 9, 1998, and that certain Security Agreement dated July 30, 1993, as each of them may have been amended from time to time.

Definitions
-----------

As used in this Note and Credit Agreement, the following terms have the following meanings (capitalized terms used and not defined in this Note and Credit Agreement have the meanings given them in the Uniform Commercial Code as adopted by the State of Missouri):

         Affiliate -- with respect to any Person, (a) any other Person who is a partner, director, officer, member, or stockholder of such Person; and
         (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer, member or stockholder of such other Person described. For purposes of this Note and Credit Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

         Asbestos Material -- either asbestos or asbestos-containing materials.

         Business Day -- a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of the United States or the State of Missouri.

         Capital Expenditure -- an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.

         Capital Lease -- any lease that has been or should be capitalized under GAAP.

         Charter Documents -- the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

         COBRA -- the Consolidated Omnibus Budget Reconciliation Act.

         Code  -- the  Internal  Revenue  Code  of  1986,  as  amended,  and the
         regulations,   rulings  and  proclamations   promulgated  and  proposed
         thereunder.

         Collateral -- all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, and other personal property and Fixtures of Borrower, and all real property of Borrower, and all other property of Borrower, whether now owned or hereafter  acquired,  in which  Lender  holds or will  hold a  Security
         Interest to secure the payment or performance of any of the Obligations, and all proceeds thereof.

         Commonly Controlled Entity -- a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

         Contract -- any contract,  note, bond, indenture,  deed, mortgage, deed
         of  trust,   security  agreement,   pledge   hypothecation   agreement,
         assignment, or other agreement or undertaking or any security.

         Debt Service -- for any period of calculation, the sum of (i) interest expense, and (ii) current maturities of principal of long term Indebtedness, all as accrued in such period.

         Default -- an event which, after giving effect to any requirement herein for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act, would constitute an Event of Default.

         Dollars and the sign $ -- lawful money of the United States.

         EBITDA -- for any period of calculation,  an amount equal to the sum of
         (i) net income, (ii) federal, state and local income tax expense, (iii) interest expense in such period, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, (vi) extraordinary losses, and (vii) costs accrued during such period but not paid in cash (but without duplication) minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all as accrued in such period.

         Environmental Law -- the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

         ERISA -- the Employee Retirement Income Security Act of 1974, as amended, and the regulations, rulings and proclamations promulgated and proposed thereunder.

         ERISA Affiliate -- as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under ss.414(b), (c), (m) or (o) of the Code or applicable Treasury Regulations.

         Financial Statements -- the financial statements of Borrower that are furnished to Lender as required herein.

         GAAP -- those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

         Governmental Authority -- the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court whose orders or judgements are enforceable by or within the territory of any of the foregoing.

         Ground Leases - the Ground Lease Agreement dated July 27, 1993, the Lease Agreement dated March 1, 1998, and the Lease Agreement dated December 18, 1999, each between Treasure Lake R. V. Resort Camping Club, Inc. and International Tourist Entertainment Corporation (predecessor to Borrower) and/or Borrower.

         Group -- as used in Regulation 13-D issued by the Securities and Exchange Commission.

         Guarantor -each Person who hereafter executes and delivers to Lender a guaranty of part or all of the Loan Obligations.

         Hazardous Material -- any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law), including Asbestos Material. Hazardous Material does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or Asbestos Material which is not friable.

         Indebtedness -- as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. Indebtedness also includes any other Obligation that either (a) is non-contingent and liquidated in amount or (b) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

         Indirect Obligation -- as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person
         (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument; (e) any Obligation of such Person as a surety; and
         (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term Indirect Obligation does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         Interest Hedge Obligation -- any obligations of Borrower to Lender or any Affiliate or Subsidiary of Bank of America Corporation under an agreement or agreements between Borrower and Lender or any Affiliate or Subsidiary of Bank of America Corporation, whenever entered into, under which the exposure of Borrower to fluctuations in interest rates is effectively limited, whether in the form of one or more interest rate cap, collar, or corridor agreements, interest rate swaps, or the like, or options therefor.

         Investment  -- (a) a loan or advance of money or  property to a Person,
         (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person (other than rent charged to tenants of Borrower which is based on a percentage of such tenant's sales).

         Law -- any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

         Loan Documents -- this Note and Credit Agreement, the Amended and Restated Revolving Note executed by Borrower of even date herewith and payable to the order of Lender, any guaranty of the Loan Obligations, any security agreement, deed of trust, mortgage, or assignment, or any other document granting a Security Interest to Lender in any asset of Borrower or any other Person to secure the Loan Obligations from time to time, any reimbursement agreement between Borrower and Lender, and all other agreements, certificates, documents, instruments and other writings executed in connection herewith. Loan Obligations -- all of Borrower's Indebtedness owing to Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lender with respect to issued letters of credit, all other obligations and liabilities of Borrower to Lender under the Loan Documents, and all Interest Hedge Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Lender, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Lender in the Loan Documents.

         Material Adverse Effect -- as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person, or the ability of such Person to timely pay or perform such Person's obligations generally, or in the case of Borrower, specifically the ability of Borrower to pay or perform any of obligations under this Note and Credit Agreement.

         Material Agreement -- as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person or Borrower.

         Material Law -- any separately enforceable provision of a Law whose violation by a Person would have a Material Adverse Effect on such Person.

         Material License -- (i) as to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect on Borrower, and (ii) as to any Person who is a party to this Note and Credit Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Note and Credit Agreement or any of the other Loan Documents.

         Material Proceeding -- any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves Borrower as a party or any property of Borrower, and would have a Material Adverse Effect on Borrower, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by Borrower of, or default by Borrower under, any Material Agreement, or (iv) which involves the actual or alleged violation by Borrower of any Material Law.

         Multi-employer Plan -- a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         Obligation -- as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

         PBGC -- the Pension Benefit Guaranty Corporation.

         Pension Benefit Plan -- any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Person or a Commonly Controlled Entity of such Person as an employer as defined in Section 3(5) of ERISA.

         Permitted Indebtedness - defined in covenant 18.

         Permitted Security Interest -- defined in covenant 20.

         Person -- any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

         Prime Rate -- on any day, the rate of interest per annum then most recently established by Lender as its Prime Rate. Such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market interest rates in general.

         Security Interest -- as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

         Subsidiary -- as to any Person, a corporation, limited liability company, trust or partnership with respect to which more than 80% of the outstanding shares of stock, membership interests, partnership interests or trustee powers having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

         Tax -- as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

         United States -- when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

         Welfare Benefit Plan -- any plan described by Section 3(1) of ERISA.

Miscellaneous
-------------

Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All Financial Statements and financial measurements contemplated hereunder respecting Borrower shall be presented and calculated for Borrower and all of its Subsidiaries, if any, unless otherwise expressly provided herein, on a consolidated basis in accordance with GAAP.

Unless the context clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to a party include such party's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Note and Credit Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Note and Credit Agreement refer to this Note and Credit Agreement as a whole and not to any particular provision of this Note and Credit Agreement; (vii) reference to any instrument (including this Note and Credit Agreement), document or agreement means such agreement, document or instrument as amended, modified or restated and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (vii) general and specific references to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. In the computation of periods of time from a specified date to a later specified date, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Note and Credit Agreement shall be counted in calendar days unless Business Days are expressly prescribed. References in this Note and Credit Agreement to months and years means calendar months and calendar years unless otherwise specified, and periods counted as a number of months or years from a particular date shall be measured to the numerically corresponding date of each following month or year, as applicable.

Any controversy or claim between Borrower and Lender, including those arising out of or relating to this instrument or any other document evidencing or securing the loan transaction herein involved, or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Special Rules set out below in this paragraph. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to such document may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this paragraph applies in any court having jurisdiction over such action. The Special Rules are as follows: (1) there shall be one arbitrator selected from a panel of disinterested arbitrators as provided in the Commercial Arbitration Rules; (2) the arbitration shall be conducted in Taney County, Missouri; (3) all arbitration hearings shall be commenced within 90 calendar days after the demand for arbitration; and (4) the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 calendar days. Nothing in this paragraph shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Neither the exercise of self help remedies nor the institution or maintenance of an action for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. No provision in this Note and Credit Agreement regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of this paragraph for arbitration of any controversy or claim.

TO THE EXTENT THE PRECEDING PARAGRAPH DOES NOT APPLY FOR ANY REASON, AND SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE WESTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN TANEY COUNTY, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED ON THIS NOTE AND CREDIT AGREEMENT, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN BORROWER AND LENDER OR THE CONDUCT OF EITHER OF THEM IN CONNECTION WITH THIS NOTE AND CREDIT AGREEMENT SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, IF ANY, AND (2) BORROWER AND LENDER ACKNOWLEDGE THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

BORROWER AND LENDER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER OR LENDER (AS APPLICABLE) AT ITS ADDRESS SET FORTH IN THIS NOTE AND CREDIT AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, CERTIFIED OR REGISTERED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER OR BORROWER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE AND CREDIT
AGREEMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER OR EITHER OF THEM IN RESPECT OF THIS NOTE AND CREDIT AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT LENDER OR BORROWER (AS APPLICABLE) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE AND CREDIT AGREEMENT WITH ANY COURT IN THE JURISDICTIONS AGREED TO IN THIS NOTE AND CREDIT AGREEMENT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

This Note and Credit Agreement is an amendment and restatement, but not a novation or refinancing, of the Note from Borrower to Lender dated as of July 30, 1993 in the original principal amount of $3,500,000 (the Original Note). This Note does not evidence or effect a release or relinquishment of the priority of the Security Interests of Lender in any of the Collateral (including Collateral which secured the repayment of the Original Note.) This Note and Credit Agreement also supersedes the representations and covenants contained in that certain Third Modification Agreement executed by Borrower dated as of March 1, 1997 in favor of Lender.

The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

                      [The next page is the signature page]

THIS CONTRACT CONTAINS A BINDING ARBITRATION CLAUSE WHICH MAY BE ENFORCED BY THE PARTIES.



ITEC ATTRACTIONS, INC.

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------


Acknowledged and Agreed:


BANK OF AMERICA, N.A.


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                  ATTACHMENT A

                              Amortization Schedule

                                  ATTACHMENT B

                               Disclosure Schedule


Trade Names Used:

IMAX Entertainment Complex
Ozark Discovery IMAX Theater
Remember When Theater
McFarlain's Restaurant
Legacy and Legend Gift Shop
IMAX Food Court

Existing Indebtedness

Ann Bluto                                   $100,000
Great Southern Bank                         $100,000
GMAC (Tahoe Lease)                          $564.18 per month
GMAC (Van Lease)                            $474.05 per month
GMAC (Oldsmobile Aurora loan)               $20,700
Caterpillar Financial Services              $22,000
Cannon Financial Services                   $3,300
Ozark Mountain Bank (sign lease)            $13,000
ATM Machine                                 $5,200

                                  ATTACHMENT C

                         Form of Compliance Certificate


TO:      BANK OF AMERICA, N.A.

         This Compliance Certificate is furnished pursuant to that Amended and Restated Term Note and Credit Agreement dated as of July ___, 2000 (as the same may be amended, restated or otherwise modified from time to time, the Note and Credit Agreement), from ITEC ATTRACTIONS, INC., as Borrower, to BANK OF AMERICA, N.A., as Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Note and Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected _____________ of Borrower.

         2. I have reviewed the Note and Credit Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower during the accounting period covered by the attached Financial Statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrower contained in the Note and Credit Agreement are true and correct.

         4. Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended, which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).

         5. Borrower is in compliance with all of the covenants in the Note and Credit Agreement, including the financial covenants therein, and
         Schedule II attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is executed and delivered this ______ day of -------------------.

                                      ITEC ATTRACTIONS, INC.

                                      by its -------------------------------

                                      --------------------------------------

                                      Signed:
                                             -------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE
                      ------------------------------------

                        See current Financial Statements.

                      SCHEDULE II TO COMPLIANCE CERTIFICATE
                      -------------------------------------
               Calculations of Compliance with Financial Covenants
                   for fiscal year ended ______________ (Date)

Covenant 31--Debt Service Coverage Ratio

1)    EBITDA

  a)  net income                                               $________________

  b)  plus federal, state and local income tax expense         $________________

  c)  plus interest expense                                    $________________

  d)  plus depreciation and amortization expense               $________________

  e)  plus losses on the sale or other disposition of assets   $________________

  f)  plus extraordinary losses                                $________________

  g)  plus costs accrued but not paid in cash                  $________________

  h)  minus gains on the sale or other disposition of assets  $(_______________)

  i)  minus extraordinary gains                               $(_______________)

  j)  Total EBITDA                                             $________________

2)    Debt Service

  a)  interest expense                                         $________________

  b)  current principal maturities of long term indebtedness   $________________

  c)  Total Debt Service                                       $________________

3)    Debt Service Coverage Ratio (1(j) to 2(c))               _________________

4)    Ratio required by Covenant 31                                1.20 to 1.00